Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone:646-536-7331
Tel: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Announces

Definitive Agreement to Purchase Precision Parts Manufacturer STADCO

Immediately Doubles Revenue;

Adds Strategic Capabilities in Defense and Aerospace Industry;

Adds Tactical Capacity for Growth

WESTMINSTER, MA / ACCESSWIRE / October 20, 2020 / TechPrecision Corporation (OTCQB: TPCS) ("TechPrecision" or "the Company"), today announced that it has entered into a definitive agreement to purchase STADCO, a privately-held company. The total purchase price consists of 1 million shares of TechPrecision common stock to purchase all the shares of STADCO common stock. TechPrecision and STADCO are also working, through negotiation with STADCO’s creditors, to substantially reduce the approximately $14 million of STADCO liabilities that would otherwise be added to the consolidated balance of the combined company after closing. Reaching agreements with these creditors to the satisfaction of TechPrecision is required for the closing of the deal to occur. In this regard, the Company has had preliminary negotiations with all of these creditors and, other than STADCO’s principal bank, the obligations to which are expected to be satisfied through a refinancing transaction, it is expected that a percentage of the other liabilities will be satisfied in part or full through the issuance of additional shares of the Company’s common stock.

With STADCO 2019 annual revenue of $16.4 million and a current backlog of approximately $17.1 million, the addition of STADCO will, upon closing, immediately double the size of the Company by revenue and provide an established defense and aerospace presence for TechPrecision. The acquisition, which is subject to closing conditions, is anticipated to close on December 1, 2020.

Based in southern California, STADCO, founded in 1941, is a custom precision parts manufacturer that has served the defense, aerospace, and precision industrial industries as well as a range of commercial organizations with specialized manufacturing and tooling requirements. STADCO presently employs approximately 80 skilled personnel in technology engineering and manufacturing, with 180,000 square feet of operations in Los Angeles. STADCO is a leader in the business of custom manufacturing high-precision parts, assemblies and tooling, with a client list including blue-chip companies such as Sikorsky Aircraft, Lockheed Martin, Spirit AeroSystems, Boeing, and Raytheon. The acquisition coupled with the Ranor, Inc. operation gives TechPrecision a pair of subsidiaries that management believes are both complementary and additive in custom capabilities and target customers, as well as a strong potential for logistical efficiency with geographic locations in both the East Coast and the West Coast.

“TechPrecision’s acquisition of STADCO will create a highly differentiated enterprise with a valuable portfolio of large-scale assets that significantly increases our opportunities for growth in the Defense and Aerospace fields and gives us an immediate presence of experienced and talented personnel on the West Coast,” commented Alexander Shen, TechPrecision's Chief Executive Officer. “STADCO has a world-class portfolio of specialized fabrication and specialized machining assets, specifically one of the largest electron beam welding machines currently operating in the United States, as well as 5-axis CNC machining, that provide critical custom manufacturing capabilities for a number of industry leading and widely recognized defense and commercial aerospace customers.”

Mr. Shen further stated, “This transaction materially expands our capacity with valuable, well established programs for the custom production of mission critical components. Importantly, STADCO's long-term profile of customer programs will increase our visibility into future revenues and with STADCO’s experienced management team joining the TechPrecision family, those customers will have relationship continuity. Moreover, this acquisition effectively doubles our addressable defense opportunity, adding aerospace to our existing naval expertise, giving us the opportunity to expand the depth and breadth of our custom capabilities we can offer to the same customers, and adding exceptional customers to our roster.”

“The executive management team of STADCO, individually with over 35 years each in the defense and aerospace industries, has extensive experience and expertise in sales, manufacturing, operations management, project management, and quality program execution,” added Mr. Shen. “We are extremely fortunate to have them join TechPrecision as a sister subsidiary to Ranor, Inc.”

Doug Paletz, CEO of STADCO, stated, “The STADCO team is very excited and we look forward to joining Ranor, Inc. as part of the TechPrecision family. We expect that combining our joint expertise and capabilities, and having facilities on both coasts will translate into a significantly stronger combined business.”

Terms of the Definitive Agreement

Under the terms of the securities purchase agreement, TechPrecision will issue 1,000,000 shares of its common stock to the shareholders of STADCO’s holding company. It is also expected that liabilities of STADCO, substantially less than the approximately $14 million currently on STADCO’s balance sheet, may be added to the consolidated balance sheet of TechPrecision once the acquisition has closed. However, certain of these liabilities may be satisfied at closing with the issuance of additional shares of the TechPrecision common stock. The agreement contains customary representations and warranties from the parties and STADCO has agreed to customary covenants relating to the conduct of its business during the interim period between the execution of the securities purchase agreement and the closing of the acquisition. The acquisition is expected to be completed by December 1, 2020, subject to customary closing conditions.

About STADCO

Since 1941, STADCO has built an international reputation for applying leading-edge technology and world-class custom expertise to the design, engineering, fabricating and machining of complex, high-precision, close-tolerance parts, assemblies and tooling. The company serves clients in the defense, domestic and international aerospace, high-tech research and commercial industries. To learn more about the Company, please visit the corporate website www.Stadco.com. Information on STADCO’s website or any other website does not constitute a part of this press release.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiary, Ranor, Inc., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "should," "would" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the definitive securities purchase agreement among TechPrecision and STADCO; the failure to obtain any necessary contractual or regulatory approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; TechPrecision’s ability to complete the acquisition and integration of STADCO successfully; our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors, including the COVID-19 pandemic, that may be outside of our control; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; operating in a single geographic location; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.